Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 3, 2025 with respect to the consolidated financial statements of Regis Corporation included in the Annual Report on Form 10-K for the year ended June 30, 2025, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota

February 5, 2026